Exhibit 4.2

Execution Version

GENESIS ENERGY, L.P.,

GENESIS ENERGY FINANCE CORPORATION

and

the Guarantors named herein

5⅝% SENIOR NOTES DUE 2024
SEVENTEENTH SUPPLEMENTAL INDENTURE
SUBSIDIARY GUARANTEE
DATED AS OF MAY 17, 2022
REGIONS BANK,

Trustee

This SEVENTEENTH SUPPLEMENTAL INDENTURE, dated as of May 17, 2022 (this “Seventeenth Supplemental Indenture”), is among Genesis Energy, L.P., a Delaware limited partnership (the “Company”), Genesis Energy Finance Corporation, a Delaware corporation (“Finance Corp.” and, together with the Company, the “Issuers”), the Guarantors, the parties identified under the caption “New Guarantors” on the signature pages hereto (the “New Guarantors”) and Regions Bank, as Trustee.
RECITALS
WHEREAS, the Issuers, the Initial Guarantors and the Trustee entered into an indenture, dated May 15, 2014 (the “Base Indenture”), as amended, supplemented and modified by the Supplemental Indenture, dated as of May 15, 2014 (the “First Supplemental Indenture”), the Second Supplemental Indenture, dated as of October 15, 2014, the Third Supplemental Indenture, dated as of December 17, 2014, the Fourth Supplemental Indenture, dated as of January 22, 2015, the Fifth Supplemental Indenture, dated as of February 19, 2015, the Sixth Supplemental Indenture, dated as of February 19, 2015, the Seventh Supplemental Indenture, dated as of June 26, 2015, the Eighth Supplemental Indenture, dated as of July 15, 2015, the Ninth Supplemental Indenture, dated as of September 22, 2015, the Tenth Supplemental Indenture, dated as of December 11, 2015, the Eleventh Supplemental Indenture, dated as of March 10, 2016, the Twelfth Supplemental Indenture, dated as of June 29, 2017, the Thirteenth Supplemental Indenture, dated as of November 13, 2017, the Fourteenth Supplemental Indenture, dated as of August 28, 2018, the Fifteenth Supplemental Indenture, dated as of March 22, 2019, and the Sixteenth Supplemental Indenture, dated as of June 28, 2021 (such supplemental indentures, the “Supplemental Indentures”; and the Base Indenture, as supplemented by the Supplemental Indentures, the “Indenture”), pursuant to which the Issuers have issued $350,000,000 in the aggregate principal amount of 5⅝% Senior Notes due 2024 (the “Notes”);
WHEREAS, Section 8.01 of the First Supplemental Indenture provides that the Issuers, the Guarantors and the Trustee may amend or supplement the First Supplemental Indenture and the Base Indenture (as it relates to the Notes) in order to comply with Section 4.13 or 9.03 of the First Supplemental Indenture, without the consent of the Holders of the Notes; and
WHEREAS, all acts and things necessary to make this Seventeenth Supplemental Indenture a valid and legally binding agreement according to its terms, and a valid and legally binding amendment of and supplement to, the Indenture, have been duly done and performed;
NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuers, the Guarantors, the New Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:
ARTICLE 1
Section 1.01. This Seventeenth Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.
Section 1.02. This Seventeenth Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuers, the Guarantors, the New Guarantors and the Trustee.

ARTICLE 2
From this date, in accordance with Sections 4.13 and 9.03 of the First Supplemental Indenture and by executing this Seventeenth Supplemental Indenture, each of the New Guarantors shall be subject to the provisions of the First Supplemental Indenture and the Base Indenture (as it relates to the Notes) to the extent provided for in Article Nine of the First Supplemental Indenture. Each of the New Guarantors hereby becomes a party to the Indenture as a Guarantor with respect to the Notes and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture with respect to the Notes. Each of the New Guarantors agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor with respect to the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture with respect to the Notes.
ARTICLE 3
Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the First Supplemental Indenture.
Section 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Seventeenth Supplemental Indenture. This Seventeenth Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.
Section 3.03. THIS SEVENTEENTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 3.04. The parties may sign any number of copies of this Seventeenth Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement. The exchange of signed copies of this Supplemental Indenture by facsimile transmission or emailed portable document format (pdf) shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and such copies may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or portable document format (pdf) shall be deemed to be their original signatures for all purposes other than authentication of Notes by the Trustee.
[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Seventeenth Supplemental Indenture to be duly executed, all as of the date first written above.
GENESIS ENERGY, L.P.
By:    Genesis Energy, LLC,
    its general partner
By:    /s/ Robert V. Deere
    Robert V. Deere
    Chief Financial Officer
GENESIS ENERGY FINANCE CORPORATION
By:    /s/ Robert V. Deere
    Robert V. Deere
    Chief Financial Officer
GUARANTORS

GENESIS CRUDE OIL, L.P.
GENESIS PIPELINE TEXAS, L.P.
GENESIS PIPELINE USA, L.P.
GENESIS SYNGAS INVESTMENTS, L.P.

By:    GENESIS ENERGY, LLC,
    its general partner
By:    /s/ Robert V. Deere
    Robert V. Deere
    Chief Financial Officer

[Signature Page to Seventeenth Supplemental Indenture]

GENESIS PIPELINE ALABAMA, LLC
GENESIS DAVISON, LLC
DAVISON PETROLEUM SUPPLY, LLC
DAVISON TRANSPORTATION SERVICES, LLC
RED RIVER TERMINALS, L.L.C. [LA]
TEXAS CITY CRUDE OIL TERMINAL, LLC
TDC, L.L.C.
GENESIS NEJD HOLDINGS, LLC
GENESIS FREE STATE HOLDINGS, LLC
DAVISON TRANSPORTATION SERVICES, INC.
TDC SERVICES, LLC
GENESIS CHOPS I, LLC
GENESIS CHOPS II, LLC
GEL CHOPS GP, LLC
GENESIS ENERGY, LLC
GENESIS MARINE, LLC
MILAM SERVICES, INC.
GEL TEX MARKETING, LLC
GEL LOUISIANA FUELS, LLC
GEL WYOMING, LLC
GENESIS SEKCO, LLC
GEL SEKCO, LLC
GENESIS RAIL SERVICES, LLC
GEL OFFSHORE PIPELINE, LLC
GENESIS OFFSHORE, LLC
GEL OFFSHORE, LLC
GENESIS ODYSSEY, LLC
GEL ODYSSEY, LLC
GENESIS POSEIDON, LLC
GEL POSEIDON, LLC
GENESIS BR, LLC
BR PORT SERVICES, LLC
CASPER EXPRESS PIPELINE, LLC

AP MARINE, LLC
GEL TEXAS PIPELINE, LLC
THUNDER BASIN HOLDINGS, LLC
GENESIS OFFSHORE HOLDINGS, LLC
GENESIS SAILFISH HOLDINGS, LLC
GENESIS POSEIDON HOLDINGS, LLC
CAMERON HIGHWAY OIL PIPELINE COMPANY, LLC
CAMERON HIGHWAY PIPELINE GP, L.L.C.
FLEXTREND DEVELOPMENT COMPANY, L.L.C.
GEL DEEPWATER, LLC
GEL IHUB, LLC
GENESIS DEEPWATER HOLDINGS, LLC
GENESIS GTM OFFSHORE OPERATING COMPANY, LLC
GENESIS IHUB HOLDINGS, LLC
GENESIS SMR HOLDINGS, LLC
HIGH ISLAND OFFSHORE SYSTEM, L.L.C.
MANTA RAY GATHERING COMPANY, L.L.C.
MATAGORDA OFFSHORE, LLC
POSEIDON PIPELINE COMPANY, L.L.C.
SAILFISH PIPELINE COMPANY, L.L.C.
SEAHAWK SHORELINE SYSTEM, LLC
SOUTHEAST KEATHLEY CANYON PIPELINE COMPANY, L.L.C.
GENESIS TEXAS CITY TERMINAL, LLC
DEEPWATER GATEWAY, L.L.C.
GEL PIPELINE OFFSHORE, LLC
GEL PALOMA, LLC

By: /s/ Robert V. Deere Robert V. Deere Chief Financial Officer

GEL CHOPS I, L.P.
GEL CHOPS II, L.P.

By:    GEL CHOPS GP, LLC,
    its general partner

[Signature Page to Seventeenth Supplemental Indenture]

By:    /s/ Robert V. Deere
    Robert V. Deere
    Chief Financial Officer

CAMERON HIGHWAY PIPELINE I, L.P.

By:    CAMERON HIGHWAY PIPELINE GP, L.L.C.,
    its general partner

By:    /s/ Robert V. Deere
    Robert V. Deere
    Chief Financial Officer

GEL SYNC LLC
SYNC PIPELINE LLC

By:    /s/ Robert V. Deere
    Robert V. Deere
    Chief Financial Officer and Treasurer

[Signature Page to Seventeenth Supplemental Indenture]

NEW GUARANTORS

    GENESIS ALKALI HOLDINGS COMPANY, LLC
    GENESIS ALKALI HOLDINGS, LLC
    GENESIS ALKALI, LLC

By:	/s/ Robert V. Deere
Robert V. Deere
Chief Financial Officer

    GENESIS ALKALI WYOMING, LP

By: Genesis Alkali Holdings, LLC,
its general partner

By:	/s/ Robert V. Deere
Robert V. Deere
Chief Financial Officer

[Signature Page to Seventeenth Supplemental Indenture]

REGIONS BANK,
as Trustee

By:     /s/ Doug Milner
    Doug Milner
    Senior Vice President
[Signature Page to Seventeenth Supplemental Indenture]